Exhibit 3.2

BYLAWS

OF

FUND AMERICA INVESTORS CORPORATION II

TABLE OF CONTENTS

TO

BYLAWS

OF

FUND AMERICA INVESTORS CORPORATION II

-i-

-ii-

BYLAWS

OF

FUND AMERICA INVESTORS CORPORATION II

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1 Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on such date and at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors.

Section 1.2 Special Meetings. Special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the President, to be held on such date, and at such time and place within or without the State of Delaware, as the caller shall direct.

Section 1.3 Notice of Meeting. Written notice, signed by the Chairman of the Board, the President, any Vice President, the Secretary or an Assistant Secretary, of every meeting of stockholders stating the date and time when, and the place where, it is to be held shall be delivered personally or mailed to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting, except as otherwise provided by law. The purpose or purposes for which the meeting is called may in the case of an annual meeting, and shall in the case of a special meeting, also be stated. If mailed, such notice shall be directed to a stockholder at such stockholder’s address as it shall appear on the records of the Corporation, or at such other address as such stockholder may have furnished, in writing, to the Secretary for such purpose.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

Section 1.4 Quorum. The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

Section 1.5 Adjournments. In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time until a quorum shall be present.

Section 1.6 Voting. At each meeting of stockholders, except as otherwise provided by law or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his name on the records of the Corporation.

Directors shall be chosen by a plurality of the votes cast at the election by the holders of the class of stock entitled to vote for the election of directors, and, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all other questions shall be determined by a majority of the votes cast on such question.

Section 1.7 Proxies. Any stockholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (which shall include telegraphing or cabling) by the stockholder himself or by such stockholder’s duly authorized attorney.

Section 1.8 Judges of Election. The Board of Directors may appoint judges of election to serve at any election of directors and at balloting on any other matter that may properly come before a meeting of stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, or refuse or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

Section 1.9 Action by Consent. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent or consents thereto setting forth such action is signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.10 Action by Telephone Conference. Subject to the provisions required or permitted for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, stockholders may participate in and hold any meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1 General. The business of the Corporation shall be managed by its Board of Directors which may exercise all power of the Corporation and do all lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 2.2 Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders (any such resolution of either the Board of Directors or stockholders being subject to any later resolution of either of them). The first Board of Directors shall consist of three directors until changed as herein provided.

Section 2.3 Election and Term of Office. Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2.4. Directors (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until the next annual election and until their successors shall have been elected and qualified or until their earlier death, resignation or removal in the manner hereinafter provided.

Section 2.4 Vacancies and Additional Directorships. Vacancies in the Board of Directors, whether by reason of death, resignation or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, although less than a quorum, or by the stockholders. In the event of the resignation of directors effective at a future date, such vacancies may be filled by a majority of the directors then in office, including those who have resigned, effective on such future date.

Section 2.5 Meetings. The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places, either within or without the State of Delaware, at which such meetings shall be held.

Special meetings of the Board shall be held upon the call of the Chairman of the Board, the President or any two directors.

Section 2.6 Notice of Meetings. Notice need not be given of regular meetings of the Board.

Except as otherwise provided by law, notice of each special meeting shall be mailed to all directors, addressed to their residences or usual places of business, at least two days before the day of the meeting, or shall be sent to them at such places by telegram, radio or cable, or telephoned or delivered to them personally, not later than the day of the meeting. Such notice shall state the time and place of such meeting, but, unless otherwise required by law, the Certificate of Incorporation or these Bylaws, need not state the purpose thereof.

Notice of any meeting need not be given to a director who shall attend such meeting in person or who shall waive notice thereof, either before or after such meeting, in a signed writing.

Section 2.7 Quorum, Manner of Acting and Presence. At each meeting of the Board of Directors the presence of a majority of the total number of members of the Board of Directors then holding office (but not less than one-third of the total number of directors nor less than two directors) shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held and adjourned without further notice of waiver. A majority of those present at any meeting at which a quorum is present may decide any questions brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws.

Section 2.8 Resignation of Directors. Any director may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall be effective upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 2.9 Removal of Directors. At any special meeting of the stockholders, duly called as provided in these Bylaws, any director or directors may be removed from office, either with or without cause, as provided by law, by vote of the holders of the class of stock that elected such director.

Section 2.10 Action by Consent. Action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing and the writing or writings are filed with the minutes of, proceedings of the Board.

Section 2.11 Action by Telephone Conference. Subject to the provisions required or permitted for notice of meetings, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or members of any committee designated by such Board may participate in and hold a meeting of such Board or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III

COMMITTEES OF THE BOARD

Section 3.1 Designation, Power, Alternate Members and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation or a facsimile thereof to be affixed to or reproduced on all such papers as said committee shall designate. The Board of Directors may designate one or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee. If at a meeting of any committee one or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members, or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board of Directors shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or an Assistant Secretary thereof.

Section 3.2 Meetings, Notices and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the times and places at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any one of its members. Except as otherwise provided by law, notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to such .,member at such member’s residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to such member at such place by telegram, radio or cable, or telephoned or delivered to such member personally, not later than the day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these Bylaws.

Notice of any meeting of a committee need not be given to any member thereof who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in a signed writing. Each committee shall keep a record of its proceedings.

Section 3.3 Quorum, Manner of Acting and Presence. At each meeting of any committee the presence of a majority of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, except that when a committee consists of one member, then the one member shall constitute a quorum. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present and the meeting may be held as adjourned without further notice or waiver. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

Members of any committee may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.4 Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President, any vice President or the Secretary. Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3.5 Removal. Any member of any committee may be removed at any time with or without cause by the Board of Directors.

Section 3.6 Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

Section 3.7 Action by Consent. Action required or permitted to be taken at any meeting of a committee may be taken without a meeting if all members of the committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the committee.

ARTICLE IV

OFFICERS

Section 4.1 Officers. The officers of the Corporation shall be a Chairman of the Board (who shall be a director of the Corporation), a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors from time to time may elect Assistant Treasurers, Assistant Secretaries and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

Section 4.2 Election Tenure and Removal of Officers. The Board of Directors shall elect and remove the officers, except as otherwise provided in this Section 4.2. The Board of Directors may (a) authorize the Chairman of the Board to appoint, promote or remove any other officer of the Corporation (provided that the foregoing shall not be deemed to impair the Chairman’s ability to resign as Chairman of the Board) and (b) authorize the President to appoint, promote or remove any other officer of the Corporation except the Chairman of the Board (provided that the foregoing shall not be deemed to impair the President’s ability to resign as President). All officers shall be appointed to hold their respective offices at the pleasure of the Board of Directors. The Board of Directors (at any meeting of the Board of Directors by affirmative vote of a majority of the directors then in office) or the Chairman of the Board or the President (except with respect to the Chairman of the Board) may remove an officer or agent at any time with or without cause and without prejudice to his contract rights, and may fill a vacancy which occurs in an office for the unexpired portion of the term.

Section 4.3 Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive officer, the President, a Vice President or the Secretary. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary to ‘make it effective.

Section 4.4 Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws.

Section 4.5 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall preside at all meetings of the shareholders and the

Board of Directors. The Chairman of the Board shall have general powers of oversight, supervision and management of the business and affairs of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors. Unless the Board of Directors shall otherwise delegate such duties, the Chairman of the Board shall be ex-officio a member of all standing committees.

Section 4.6 The President. The President shall serve under the general direction of the Chairman of the Board, as the chief operating officer of the Corporation and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board) and may sign, with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature), and may sign and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent. The President shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws.

Section 4.7 Vice President. The Vice President, or, if more than one, the Vice Presidents in the order established by the Board of Directors or the Chairman of the Board, shall, in the absence or disability of the President, exercise all of the powers and duties of the President. Each such Vice President shall have the power to sign and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements or other instruments, except in cases where the signing and execution hereof shall be expressly delegated by the Board to some other officer as agent and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or the Chairman of the Board or these Bylaws.

Section 4.8 The Treasurer. The Treasurer shall have the custody of the corporate funds. and securities; shall keep full and accurate accounts of receipt and disbursements in books belonging to the Corporation; shall deposit all monies, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors; shall have supervision over and responsibility for the books, records, accounting and system of accounting and auditing of the Corporation; and shall have and perform such other duties incident to the office of Treasurer as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at regular meetings of the Board, whenever they may require it, an account of all transactions.

Section 4.9 The Secretary. The Secretary shall

(a) record all proceedings of the meeting of the stockholders, the Board of Directors and any committees in a book or books to be kept for that purpose;

(b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law;

(c) whenever any committee shall be designated by resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

(d) be custodian of the records and of the seal of the Corporation, and cause such seal to be affixed to or a facsimile to be reproduced on all certificates representing stock of the corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation shall have been duly authorized;

(e) see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed;

(f) have charge of the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by law have access thereto;

(g) sign (unless the Treasurer or an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation, the issuance of which shall have been duly authorized (the signature to which may be a facsimile signature); and

(h) in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws.

Section 4.10 Assistant Secretaries. Assistant Treasurers and Subordinate Officers. Assistant Treasurers and Assistant Secretaries shall have the power to perform, in the name and on behalf of the Corporation, such duties as may be required to be performed by the Secretary and Treasurer, respectively, and shall have and perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws. The Corporation may have such assistant and subordinate officers as the Board of Directors may from time to time deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors, the Chairman of the Board, or President may prescribe.

ARTICLE V

INDEBTEDNESS OF THE CORPORATION AND DEPOSIT OF CORPORATE FUNDS

Section 5.1 Borrowing. No loans or advances shall be obtained or contracted for by or on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confirmed to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

Section 5.2 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks, trust companies or other depositories as the Board of Directors may select. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 5.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification and Insurance. Each director, officer, employee and agent of the Corporation shall be indemnified by the Corporation to the full extent permitted by Delaware General Corporation Law, as amended. The Corporation may, from time to time, purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as such of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Delaware General Corporation Law, the Certificate of Incorporation of the Corporation or these Bylaws, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Offices. The registered office of the Corporation shall be located at the office of The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 and said corporation shall be the registered agent of this Corporation at such office. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.

Section 7.2 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board. of Directors.

Section 7.3 Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.

Section 7.4 Voting of Stock. Unless otherwise specifically directed by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, shall be voted on behalf of the Corporation, in person or by proxy, by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

Section 7.5 Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

Section 7.6 Amendments. All Bylaws of the Corporation may be amended or repealed, and new Bylaws may be made, by an affirmative majority of the votes cast at any annual or special stockholders’ meeting by holders of outstanding shares of stock of the Corporation entitled to vote, or by an affirmative vote of a majority of the directors present at any organizational, regular, or special meeting of the Board of Directors.

DATED: December 16, 1992.